Exhibit 10.5

Agreement for the Transfer of Contractual Management Rights of Tea Garden

This Agreement for the Transfer of Contractual Management Rights of Tea Garden (“this Agreement”) is signed by the following two parties on [Date], in Zherong County, Fujian Province:

Party A: [Village Name] Village Committee, Zhaizhong Township, Zherong County

Address:

Legal representative:

Party B: Fujian Qingjing Agricultural Comprehensive Development Co., Ltd.

Address: No. 8 Xinjie, Fuxi Village, Fuxi Town, Zherong County, Fujian Province

Legal representative: Lin Huangliang

Party A aims to develop an ecological, leisure, and sightseeing tea plantation, carry out demonstration work on old and new tea plantation transformation and integration, increase the collective economic income of the village, improve the production conditions of tea farmers, increase the production efficiency of tea farmers, promote the economic development of Zhaizhong, and also cooperate with Party B to develop and produce green food tea, in order to achieve a win-win situation for the villagers, collective, and enterprise. After friendly negotiations between the two parties, they have reached the following agreement:

1.	Contracting and Subcontracting of Tea Garden

1.1. Party A agrees to subcontract the tea garden under this Agreement 1.2 to Party B for development, operation, and management, and Party B agrees to subcontract the tea garden.

1.2. The tea garden is located in [Place Name], and is divided into one section called [Place Name], with a total area of [Figure] mu. The boundaries are as follows:

1.3. The purpose of the tea garden is to plant tea trees.

1.4. The contracting period for Party B to subcontract the tea garden under this Agreement is 30 years, from [Date].

2.	Cost of Contracting Tea Garden

2.1 According to the agreement between both parties, Party B shall pay Party A a tea tree transfer fee of RMB 7,500.00 per mu, totaling RMB [Figure]. .

2.2 Both parties agree that within the contracted period, Party B shall pay Party A a mountain tea garden land lease fee of RMB 10.00 per mu per year, totaling RMB [Figure] per year . The lease fee shall be paid by Party B to Party A once a year, starting from the year [Year]. Party B must pay RMB [Figure] in full before December 31st of each year.

2.3 Party B shall only pay the contracting fee to Party A in accordance with clause 2.2 of this agreement under the following conditions:

(1) More than two-thirds of the village representatives in [Village Name] Village, Zhaizhong Township, Zherong County have agreed to this agreement;

(2) Approval from the Zhaizhong Township Government, Zherong County.

3.	Rights and Obligations of Party A

3.1. Party A’s Rights

(1) Party A has ownership of the tea garden.

(2) If Party B does not operate the tea garden according to the purpose specified in this agreement within the contract period, Party A has the right to request correction.

(3) Party A has the right, in accordance with Article 6.1 of this agreement, to acquire all surface crops and infrastructure (referring to transportation and water facilities) (“mountain tea garden attachments”) of the mountain tea garden contracted by Party B.

3.2. Party A’s Obligations

(1) After the signing of this agreement, Party A shall immediately deliver the relevant documents and information of the mountain tea garden to Party B and hand over the mountain tea garden for operation by Party B.

(2) After the signing of this agreement, Party A shall provide all necessary assistance to enable Party B to obtain the right to land contract and operation of the mountain tea garden, and handle all relevant approval and registration procedures.

(3) Party A shall provide Party B with the production and operation conditions stipulated for the mountain tea garden, provide necessary services to Party B, and coordinate and handle disputes related to tea garden land and water resources.

(4) Party A shall protect Party B’s rights to contract and operate, exercise independent production rights and economic benefits, and resist unreasonable allocation by relevant departments. If the mountain tea garden is legally requisitioned or used, Party A shall issue compensation to Party B from the compensation for national requisitioned farmland according to the regulations.

4.	Rights and obligations of Party B or its designated subsidiary

4.1. Party B’s Rights

(1) Party B has the right to operate the contracted mountain tea gardens;

(2) Party B has the control over all plants within the contracted mountain tea garden during the contract period, and has the right to independently sell all agricultural and sideline products harvested during the contract period. The tea trees, other plants, and their resulting income rights within the mountain tea garden belong to Party B;

(3) During the contracted period, Party B has the right to manage the tea trees in the mountain tea garden according to business needs, including planting and cutting tea trees, on the premise of complying with Chinese laws;

(4) During the contracted period, Party B has the right to refuse any fees or services beyond government policies;

(5) If the state needs to requisition or use Party B’s mountain tea garden according to law, Party B has the right to receive compensation from Party A;

(6) After the expiration of this agreement, Party B has the priority to renew the contract for the mountain tea garden under the same conditions;

4.2. Party B’s Obligations

(1) The development, operation, and management activities of the mountain tea gardens within the contracted scope by Party B should comply with national laws and local government regulations, and should not change the use of forest land or damage forest resources without authorization;

(2) In the process of developing, operating, and managing the contracted mountain tea gardens, if Party B encounters special circumstances that require an extension or a reduction of the contract period, Party B should inform Party A one year in advance and reach a consensus through consultation between Party A and Party B to adjust the contract period;

(3) Party B shall not mortgage or transfer the contracted mountain tea garden during the contract period;

(4) Other obligations stipulated by laws and regulations.

5.	Effective, Modification, Termination

5.1. This agreement takes effect from the date of signature or seal by authorized representatives of both parties.

5.2. The modification and termination of this agreement will be made in writing by both parties. Other circumstances in which this agreement is modified or terminated include:

(1) Due to force majeure, which makes it impossible for this agreement to be partially or wholly performed, either party has the right to request modification or termination of this agreement.

(2) Within the validity period of this agreement, if all or part of the mountain tea garden is expropriated or requisitioned by law, either party has the right to notify the other party to terminate or modify this agreement. If this agreement is terminated as a result, either party shall not demand compensation from the other party due to the termination of the agreement. And

(3) If Party B loses its subject qualification due to cancellation and other reasons, Party B has the right to notify the other party to terminate this agreement. If this agreement is terminated as a result, either party shall not demand compensation from the other party due to the termination of the agreement.

5.3. If the contracting period of the mountain tea garden under this agreement is terminated in advance in accordance with Article 5.2 of this agreement, the contracted amount for that year will be converted into the contracted amount that should be paid each month, and corresponding deductions will be made based on the number of months actually contracted that year. If the contracted period is less than one month but more than fifteen days, it will be calculated as one month, and if it is less than fifteen days, it will be calculated as half a month.

6.	Ownership of attached objects in mountain tea gardens

6.1. When the contracted period of the mountain tea garden under this agreement expires or is terminated in advance in accordance with Article 5.2 of this agreement, all surface attachments in the mountain tea garden contracted by Party B shall belong to Party A without compensation.

6.2. When the contracted period of the mountain tea garden under this agreement expires and both parties agree to continue the contract with Party B, Party B or its successors have the right to retain and continue to possess and use the attached objects in the mountain tea garden.

7.	Liability for Breach of Contract

If Party A and Party B violate their respective obligations under this Agreement, it shall constitute a breach. If Party A breaches, Party A must compensate Party B for all losses suffered as a result. If Party B breaches severely and cannot compensate Party A by other means, Party A has the right to terminate this Agreement and demand Party B to assume corresponding legal responsibilities according to Chinese law. If Party A breaches severely and Party B cannot remedy the situation by other means, Party B has the right to terminate this Agreement and demand Party A to assume corresponding legal responsibilities according to Chinese law.

8.	Force Majeure

In the event of earthquakes, typhoons, floods, fires, wars, and other force majeure events that cannot be foreseen, avoided, or overcome, which directly affect the performance of this Agreement or cannot be performed under the agreed conditions, the party encountering the force majeure shall immediately notify the other party in writing and provide valid documents within fifteen (15) days detailing the force majeure and the reasons why the agreement cannot be performed or partially performed, or the need for an extension of performance. Such proof shall be issued by a notary institution in the place where the force majeure occurred. Depending on the extent to which it affects the performance of the contract, the parties shall decide whether to terminate this Agreement, exempt themselves from part of the performance obligations, or delay the performance of this Agreement.

9.	Confidentiality

9.1. Confidential information refers to any information, materials or data relating to the provider’s business, processes, plans, intentions, product information, technical information, design rights, trade secrets, software, market opportunities, customers and business affairs, disclosed by one party to the other party or its agents, which is marked as “confidential”, “secret” or “proprietary” by seal, marking or written notice at the time of disclosure, and any such information or data that is provided orally and confirmed as confidential at the time of provision and is designated as “confidential” by the provider in writing within thirty (30) days after the provision.

9.2. The recipient shall:

(1) use confidential information solely for the purpose of fulfilling its obligations under this Agreement and not for any other purpose, especially not for any commercial use of such information, unless otherwise agreed in writing by both parties;

(2) not disclose such confidential information to any third party without the prior written consent of the provider;

(3) take protective measures to protect the confidentiality of such information to the same extent as it protects its own confidential information, and in no case shall such measures be lower than this standard or a prudent standard reached by an organization;

(4) disclose confidential information only to its employees and consultants or advisors who need to know such confidential information, and they shall also be subject to confidentiality obligations.

9.3. This Article 10 shall take effect immediately upon the establishment of this Agreement and shall continue in effect after any amendment, termination or termination of this Agreement.

9.4. The following confidential information may be disclosed by the recipient under specific circumstances:

(1) disclosure of confidential information required by law or any regulatory requirement or any recognized stock exchange, but only the part of the confidential information that needs to be disclosed;

(2) disclosure of confidential information to the recipient’s employees and consultants or advisors who need to know such confidential information for the purpose of fulfilling this Agreement, but such persons shall be subject to confidentiality obligations;

(3) confidential information that has already become public before disclosure, without violating Article 10 of this Agreement;

(4) confidential information provided to the recipient by a third party, without violating Article 10 of this Agreement;

(5) confidential information that the recipient has already obtained in its business before receiving the “confidential information” provided by the provider;

(6) confidential information learned by the recipient through other independent means;

(7) confidential information that is known to the public for reasons other than the recipient’s violation of this Agreement or with the prior written approval of the provider.

10.	Notification Method

All notices and contacts required and authorized by this agreement shall be made by mutual agreement and can only be delivered by a designated person. The notice shall be deemed delivered upon receipt by the recipient’s personnel.

11.	Applicable Laws and Dispute Resolution

11.1. The signing, effectiveness, interpretation and performance of this Agreement shall be governed by the laws of the People’s Republic of China.

11.2. Any disputes related to this Agreement shall be resolved through friendly consultations between the parties or by mediation of the village committee. If such disputes cannot be resolved through consultations within 30 days from the date of written notice from one party to the other or cannot be resolved through mediation by the village committee, either party shall have the right to apply for arbitration to the rural land contract arbitration institution or file a lawsuit with the people’s court having jurisdiction.

12.	Other Provisions

11.1. This Agreement, together with all its annexes and any other documents signed and delivered pursuant to this Agreement, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior oral or written agreements and memorandum.

11.2. If any provision of this Agreement is invalid or unenforceable under any applicable law, such provision shall be deemed ineffective only to the extent of such inconsistency and shall not affect the validity or enforceability of any other provision of this Agreement.

11.4. Any matters not covered by this Agreement shall be resolved through supplementary agreements by mutual consultation between the parties.

11.5. This Agreement is executed in four copies, with each party holding one copy, and each copy has the same legal effect. The other two copies are used for relevant approval and registration procedures or kept by Party B.

[Signature page]

Party A: [Village Name] Village Committee,	Party B: Qingjing Agriculture Comprehensive
Zhaizhong Township, Zherong County (Seal)	Development Co., Ltd., Fujian Province (Seal)

Legal Representative or Authorized	Legal Representative or Authorized
Representative:/s/[Name of Legal Representative or Authorized]	Representative: /s/ Lin Huangliang

Supplementary Agreement

This supplementary agreement is signed by the following two parties on December 30, 2013, in Zherong County, Fujian Province.

Party A: [Village Name] Village Committee, Zhaizhong Township, Zherong County

Address:

Legal representative: [Name of Legal Representative]

Party B: Qingjing Agriculture Comprehensive Development Co., Ltd. Fujian Province

Address: Houlong Tea Industry Park, Zhaizhong Township, Zherong County

Legal representative: Lin Huangliang

Whereas, Party A and Party B signed a “Mountain Tea Garden Contract Agreement” on [Date] (hereinafter referred to as the “original agreement”). After fully considering Party A’s assistance obligations and payment deadlines during the performance of the agreement in the future, the two parties have friendly negotiated and signed this “Supplementary Agreement” as follows.

1.	Article 2.1 of the “original agreement” is amended as follows: According to the agreement between the two parties, Party B will pay Party A a transfer fee of RMB 7,580.00 per mu for tea trees, totaling RMB [Figure], and the payment of the transfer fee will be completed within five years after the payment conditions are met since the “original agreement” becomes effective.

2.	All other unchanged items shall be performed in accordance with the provisions of the “original agreement”. Both parties to this mountain tea garden contract will perform the agreement in accordance with the provisions of the “original agreement” and this “supplementary agreement”.

Party A: [Village Name] Village Committee, Zhaizhong Township, Zherong County (Official Seal)

Legal Representative:/s/[Name of Legal Representative]

Address:

Party B: Fujian Qingjing Agricultural Comprehensive Development Co., Ltd. (Official Seal)

Legal representative or authorized person: /s/Lin Huangliang

Address: Houlong Tea Industry Park, Zhaizhong Township, Zherong County